Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2013 with respect to the audited consolidated financial statements of United American Petroleum Corp. for the year ended December 31, 2012.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

August 26, 2013